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                                                                    Exhibit 23.2



To the Board of Directors
Hanifen, Imhoff Holdings, Inc.
Denver, Colorado


We hereby consent to the use in this Registration Statement on Form S-4 of our report, dated November 3, 1995, relating to the consolidated financial statements of Hanifen, Imhoff Holdings, Inc. and subsidiaries as of September 29, 1995 and for each of the two years in the period then ended. We also consent to the reference to our Firm under the captions "Experts" and "Hanifen Holdings Selected Financial Data" in the Prospectus.


                              McGladrey & Pullen, LLP



Denver, Colorado
November 17, 1997